News Release

Contact:	W. Michael Madden Senior Vice President & CFO (615) 872-4800	Tripp Sullivan Corporate Communications, Inc. (615) 324-7335

KIRKLAND’S REPORTS THIRD QUARTER RESULTS

NASHVILLE, Tenn. (November 18, 2011) — Kirkland’s, Inc. (NASDAQ: KIRK) today reported financial results for the 13-week and 39-week periods ended October 29, 2011.

Net sales for the 13-week period ended October 29, 2011, were $97.1 million compared with $92.7 million for the 13-week period ended October 30, 2010. Comparable store sales for the third quarter of fiscal 2011 decreased 3.6% compared with a 2.4% decrease in the prior-year quarter. The Company opened 13 stores and closed 6 stores during the third quarter of 2011, bringing the total number of stores to 301 as of quarter’s end.

Net sales for the 39-week period ended October 29, 2011, were $281.2 million compared with $275.7 million for the 39-week period ended October 30, 2010. Comparable store sales for the 39 weeks ended October 29, 2011, decreased 6.7% compared with an increase of 3.5% in the prior-year period. The Company opened 23 stores and closed 22 stores during the 39-week period ended October 29, 2011.

The Company reported net income of $1.2 million, or $0.06 per diluted share, for the third quarter of fiscal 2011 compared with net income of $2.3 million, or $0.11 per diluted share, for the third quarter of fiscal 2010.

For the 39-week period ended October 29, 2011, the Company reported net income of $3.9 million, or $0.19 per diluted share, compared with net income of $12.0 million, or $0.59 per diluted share, for the 39-week period ended October 30, 2010.

Robert Alderson, Kirkland’s President and Chief Executive Officer, said, “We were pleased to realize improvement in our sales results for the third quarter, which were higher than originally anticipated due to better trends in the second half of the quarter. We experienced sequential improvement in our merchandise margin during the quarter, resulting in better-than-expected earnings results.

“During the quarter, we saw improvement in some of our important merchandising categories; however, we have more work to do. Inventories remain in good shape and well-balanced after successful execution in the third quarter. New store openings continue to produce strong initial sales results. Despite the delays that we have experienced in accessing space this year, we have a strong start to the 2012 store class. Our top priority is to enter fiscal 2012 with improving sales and earnings momentum, and thus far we are on track with that plan.”

Stock Repurchase Plan
During the third quarter of fiscal 2011, the Company repurchased 837,803 shares of common stock for a total of $8.0 million, or an average price of $9.50 per share, and has repurchased an additional 80,548 shares since quarter end for a total of 918,351 shares. The Company has $31.1 million remaining under its repurchase authorization.

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2501 McGavock Pike, Suite 1000 ¦ Nashville, Tennessee 37214 ¦ (615) 872-4800

KIRK Reports Third Quarter Results

November 18, 2011

Fourth Quarter and Fiscal 2011 Outlook

Store Growth: The Company expects to open approximately 8 net new stores in the fourth quarter of fiscal 2011, representing 9 net new stores for the year and square footage growth of approximately 10%.

Net Sales:
The Company expects net sales to be in the range of $142 million to $145 million in the fourth quarter of fiscal 2011, which would imply a comparable store sales decline of 2% to 5%. Total net sales for fiscal 2011 would range from $423 million to $426
million.

Earnings:
The Company expects to report earnings of $0.65 to $0.70 per diluted share in the fourth quarter of fiscal 2011, which would equate to earnings of $0.84 to $0.89 per diluted share for the full fiscal year 2011.

Cash Flow:
Capital expenditures are estimated to range between $25 million and $27 million for fiscal 2011. Cash and cash equivalents as of
October 29, 2011 amounted to $60.3 million. Excluding the impact of potential share repurchase activity in the fourth quarter, the
Company expects to have approximately $85 million to $90 million in cash and cash equivalents at year-end fiscal 2011.

Investor Conference Call and Web Simulcast
Kirkland’s will host a conference call today, at 11:00 a.m. ET to discuss its results of operations for the third quarter of fiscal 2011. The number to call for the interactive teleconference is (212) 231-2905. A replay of the conference call will be available through Friday, November 25, 2011, by dialing (402) 977-9140 and entering the confirmation number, 21543983.

A live broadcast of Kirkland’s quarterly conference call will be available online at the Company’s website www.kirklands.com under Investor Relations or http://www.videonewswire.com/event.asp?id=83337 on November 18, 2011, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for one year.

About Kirkland’s, Inc.
Kirkland’s, Inc. was founded in 1966 and is a specialty retailer of home décor in the United States. Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 306 stores in 30 states.  The Company’s stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden accessories and artificial floral products.  The Company’s stores also offer an extensive assortment of gifts, as well as seasonal merchandise.  More information can be found at www.kirklands.com.

Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Kirkland’s believes that the Forward-looking statements in this release involve reasonable expectations, it can give no assurance that such expectations will prove to be correct and such statements of expectation should not be unduly relied upon. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission. Kirkland’s disclaims any obligation to update any forward-looking statements or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments. Any factor described in this release or in any document referred to in this release could, by itself or together with one or more other factors, adversely affect Kirkland’s business, earnings and/or financial condition.

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KIRK Reports Third Quarter Results

November 18, 2011

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(numbers in thousands, except per share amounts)

	13 Week Period Ended
	October 29,	October 30,
	2011	2010
Net sales	$97,071	$92,725
Cost of sales	60,938	56,732

Gross profit	36,133	35,993
Operating expenses:
Operating expenses	31,295	29,081
Depreciation	2,914	3,146

Operating income	1,924	3,766
Other expense (income), net	4	(29)

Income before income taxes	1,920	3,795
Income tax provision	673	1,516

Net income	$1,247	$2,279

Earnings per share:
Basic	$0.06	$0.11

Diluted	$0.06	$0.11

Shares used to calculate earnings per share:
Basic	19,918	19,889

Diluted	20,204	20,522

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KIRK Reports Third Quarter Results

November 18, 2011

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(numbers in thousands, except per share amounts)

	39 Week Period Ended
	October 29,	October 30,
	2011	2010
Net sales	$281,175	$275,694
Cost of sales	176,108	164,243

Gross profit	105,067	111,451
Operating expenses:
Operating expenses	89,729	82,374
Depreciation	8,888	9,294

Operating income	6,450	19,783
Other income, net	(1)	(148)

Income before income taxes	6,451	19,931
Income tax provision	2,514	7,882

Net income	$3,937	$12,049

Earnings per share:
Basic	$0.20	$0.61

Diluted	$0.19	$0.59

Shares used to calculate earnings per share:
Basic	19,930	19,839

Diluted	20,498	20,588

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KIRK Reports Third Quarter Results

November 18, 2011

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in thousands)

	October 29, 2011	January 29, 2011	October 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$60,343	$91,222	$58,831
Inventories, net	59,940	44,452	56,851
Income taxes receivable	2,664	—	3,332
Deferred income taxes	2,174	3,528	4,013
Other current assets	11,176	7,468	8,321

Total current assets	136,297	146,670	131,348
Property and equipment, net	58,366	46,231	45,125
Non-current deferred income taxes	2,412	1,440	3,656
Other assets	1,176	736	684

Total assets	$198,251	$195,077	$180,813

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,975	$20,236	$25,923
Income taxes payable	—	1,289	—
Other current liabilities	21,145	24,364	21,625

Total current liabilities	46,120	45,889	47,548
Deferred rent and other long-term liabilities	35,023	30,899	30,332

Total liabilities	81,143	76,788	77,880

Net shareholders’ equity	117,108	118,289	102,933

Total liabilities and shareholders’ equity	$198,251	$195,077	$180,813

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KIRK Reports Third Quarter Results

November 18, 2011

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	39 Week Period Ended
	October 29, 2011	October 30, 2010
Net cash provided by (used in):
Operating activities	$(1,917)	$(320)
Investing activities	(21,175)	(17,810)
Financing activities	(7,787)	549

Cash and cash equivalents:
Net decrease	(30,879)	(17,581)
Beginning of period	91,222	76,412

End of period	$60,343	$58,831

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